Item 77c


Special Meeting of Shareholders of PNC Funds, Inc. (the
"Company") on behalf of Tax-Exempt Money Market Fund,
Capital Opportunities Fund, International Equity Fund,
Limited Maturity Bond Fund, Total Return Bond Fund,
Maryland Tax-Exempt Bond Fund, Tax-Exempt Limited Maturity
Bond Fund and National Tax-Exempt Bond Fund held on
December 15, 2009.  Matters voted on were as follows:

1.  Agreement and Plan of Reorganization between PNC Funds,
Inc. and Allegiant Funds ("Allegiant") that provides for and contemplates: (a) the transfer of substantially all of the assets and liabilities of each series of the Company identified below (individually, a "PNC Fund") in exchange for shares of designated classes of a corresponding series of Allegiant identified below (individually, an "Allegiant
Fund") of equal value; (b) the distribution of such shares of the designated classes of the corresponding Allegiant
Fund to shareholders of each corresponding PNC Fund in liquidation of the shares of such PNC Fund.

PNC FUNDS AND CLASSES                     ALLEGIANT FUNDS AND CLASSES
Tax-Exempt Money Market Fund         Allegiant Tax Exempt Money Market Fund
A Shares                             A Shares
C Shares                             A Shares
Institutional Shares                 I Shares

Capital Opportunities Fund           Allegiant Small Cap Core Fund
A Shares                             A Shares
C Shares                             C Shares
Institutional Shares                 I Shares

International Equity Fund            Allegiant International Equity Fund
A Shares                             A Shares
C Shares                             C Shares
Institutional Shares                 I Shares

Limited Maturity Bond Fund           Allegiant Limited Maturity Bond Fund
A Shares                             A Shares
C Shares                             C Shares
Institutional Shares                 I Shares

Total Return Bond Fund               Allegiant Total Return Advantage Fund
A Shares                             A Shares
C Shares                             C Shares
Institutional Shares                 I Shares

Maryland Tax-Exempt Bond Fund       Allegiant Maryland Tax-Exempt Bond Fund
A Shares                            A Shares
C Shares                            C Shares
Institutional Shares                I Shares





Tax-Exempt Limited Maturity Bond    Allegiant Tax-Exempt Limited Maturity
   Fund                                Bond Fund
A Shares                            A Shares
C Shares                            C Shares
Institutional Shares                I Shares

National Tax-Exempt Bond Fund     Allegiant Intermediate Tax-Exempt Bond Fund
A Shares                            A Shares
C Shares                            C Shares
Institutional Shares                I Shares


Results of the vote:

FUND                                  FOR         AGAINST        ABSTAIN
Tax-Exempt Money Market Fund   90,206,828.750    220,617.430         0
Capital Opportunities Fund      3,880,791.865        0               0
International Equity Fund      10,484,291.060     5,690.174      364.381
Limited Maturity Bond Fund      9,909,743.324         0         24,092.636
Total Return Bond Fund         11,522,336.942         0              0
Maryland Tax-Exempt Bond Fund   5,724,575.839         0         11,615.009
Tax-Exempt Limited Maturity
      Bond Fund                 8,667,880.532     35,329.936        0
National Tax-Exempt Bond Fund   9,135,711.804          0            0


2. New advisory agreement by and between PNC Funds, Inc., on behalf of each PNC Fund, and PNC Capital Advisors, LLC.


Results of the vote:

FUND                                    FOR          AGAINST       ABSTAIN
Tax-Exempt Money Market Fund     90,427,446.180       0              0
Capital Opportunities Fund        3,880,791.865       0              0
International Equity Fund        10,484,291.060    5,690.174      364.381
Limited Maturity Bond Fund        9,909,743.324       0          24,092.636
Total Return Bond Fund           11,522,336.942       0              0
Maryland Tax-Exempt Bond Fund     5,724,575.839       0          11,615.009
Tax-Exempt Limited Maturity
   Bond Fund                      8,703,210.468       0              0
National Tax-Exempt Bond Fund     9,135,711.804       0              0





Special Meeting of Shareholders of PNC Funds, Inc. on behalf of
Prime Money Market Fund and Government Money Market Fund held on January 6, 2010. Matters voted on were as follows:

1.  Agreement and Plan of Reorganization between PNC Funds,
Inc. and Allegiant Funds ("Allegiant") that provides for and contemplates: (a) the transfer of substantially all of the assets and liabilities of each series of the Company identified below (individually, a "PNC Fund") in exchange for shares of designated classes of a corresponding series of Allegiant identified below (individually, an "Allegiant
Fund") of equal value; (b) the distribution of such shares of the designated classes of the corresponding Allegiant
Fund to shareholders of each corresponding PNC Fund in liquidation of the shares of such PNC Fund.

PNC FUNDS AND CLASSES                   ALLEGIANT FUNDS AND CLASSES
Prime Money Market Fund                 Allegiant Money Market Fund
A Shares                                      A Shares
C Shares                                      A Shares
Institutional Shares                          I Shares

Government Money Market Fund     Allegiant Government Money Market Fund
A Shares                                      A Shares
C Shares                                      A Shares
Institutional Shares                          I Shares


Results of the vote:

FUND                                 FOR         AGAINST       ABSTAIN
Prime Money Market Fund        266,832,181.65    270,557      299,287
Government Money Market Fund   226,338,056.75    545,922        447


2. New advisory agreement by and between PNC Funds, Inc., on behalf of each PNC Fund, and PNC Capital Advisors, LLC.


Results of the vote:

FUND                                FOR           AGAINST        ABSTAIN
Prime Money Market Fund         266,832,181.65    270,557        299,287
Government Money Market Fund    226,338,056.75    545,922          447